                                                                      EXHIBIT 23



                         Consent of Independent Auditors


We consent to the reference to our firm under "Item 6. Selected Financial Data" and to the incorporation by reference in the Registration Statements (Form S-8 No. 33-17642, Form S-8 No. 33-45131, Form S-8 No. 33-45132, Form S-8 No.
33-62863, Form S-8 No. 33-64860, Form S-8 No. 33-72494, Form S-8 No. 33-77586,
Form S-8 No. 33-77590, Form S-8 No. 333-74873, Form S-8 No. 333-68103, Form S-3
No. 33-85898, Form S-4 No. 333-79839 and Form S-8 333-89127) of
InterVoice-Brite, Inc. and subsidiaries of our report dated April 11, 2000, with respect to the consolidated financial statements and schedule of InterVoice-Brite, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended February 29, 2000.

                                                     ERNST & YOUNG LLP


Dallas, Texas
May 22, 2000